                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                      PUBLISHER TRADEMARK LICENSE AGREEMENT

         THIS PUBLISHER TRADEMARK LICENSE AGREEMENT (this "Agreement") is effective as of this 3rd day of January, 2003, by and between R.H. Donnelley Publishing & Advertising, Inc. (f/k/a Sprint Publishing & Advertising, Inc.), a Kansas corporation ("RHDPA"), R.H. Donnelley Directory Company (f/k/a Centel Directory Company), a Delaware corporation ("RHDDC") (RHDPA and RHDDC are referred to collectively in this Agreement as "Licensors"), and Sprint Corporation, a Kansas corporation ("Licensee") (each Licensor and Licensee are sometimes referred to in this Agreement as a "Party" and collectively as the "Parties").

                                    RECITALS

         A. On the date of this Agreement, R.H. Donnelley Corporation, a Delaware corporation ("Buyer") is acquiring from Licensee all of the outstanding capital stock of DirectoriesAmerica, Inc., a Kansas corporation, which is the sole owner of RHDPA, and from Centel Directories LLC, a Delaware limited liability company ("Centel LLC"), all of the outstanding capital stock of RHDDC (Licensee and Centel LLC are referred to collectively in this Agreement as "Sellers"), pursuant to a Stock Purchase Agreement, dated as of September 21, 2002, between Sellers and Buyer (the "Stock Purchase Agreement");

         B. Pursuant to the terms of the Stock Purchase Agreement, on the date of this Agreement, Licensors and Sprint LTD (such term, and each other term used in this Agreement with initial capitalization and not otherwise defined herein, shall have the meaning ascribed to such term in the Directory Services License Agreement) are entering into a Directory Services License Agreement (the "Directory Services License Agreement") in order to provide, subject to the terms set forth therein, the right for Licensors and CenDon to continue producing, publishing and distributing the Sprint LTD Directories following the closing of the transactions contemplated by the Stock Purchase Agreement;

         C. Licensors are engaged in the business of producing, publishing and distributing directories;

         D. Licensors own the trademarks listed on Exhibit A (the "Publisher Marks");

         E. The Stock Purchase Agreement provides that the Parties will enter into this Agreement to provide for the use of the Publisher Marks by Licensee in the event (i) Sprint LTD terminates the Directory Services License Agreement before the expiration of the Term or (ii) Sprint LTD elects to publish White Pages Directories itself pursuant to Section 8.5 of the Directory Services License Agreement; and

         F. Licensors desire to grant, and Licensee desires to obtain, subject to the terms and conditions of this Agreement, a license to use the Publisher Marks.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements of the Parties and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties agree as follows:

         SECTION 1.        TRADEMARK LICENSE.

         (a) Subject to the terms and conditions of this Agreement, Licensors hereby grant to Licensee a non-transferable, royalty-free, non-exclusive license to use the Publisher Marks as follows:

                  (i) If Sprint LTD terminates the entire Directory Services License Agreement pursuant to Section 8.3 of the Directory Services License Agreement, Licensee may use the Publisher Marks (immediately and without further action by any Party), in the production, publication and distribution of the Sprint LTD Directories and the solicitation of Directory Advertising and sales of advertising products in such Sprint LTD Directories, in each case in the Geographic Coverage Areas.

                  (ii) If Sprint LTD terminates the applicability of the Directory Services License Agreement to one or more Sprint LTD Directories or Service Areas pursuant to Section 8.3 of the Directory Services License Agreement, Licensee may use the Publisher Marks (immediately and without further action by any Party), in the production, publication and distribution of the affected Sprint LTD Directories and the solicitation of Directory Advertising and sales of advertising products in such Sprint LTD Directories, in each case in the applicable Geographic Coverage Areas.

                  (iii) If Sprint LTD elects to publish one or more White Pages Directories pursuant to Section 8.5 of the Directory Services License Agreement, Licensee may use the Publisher Marks (immediately and without any further action) in the production, publication and distribution of such White Pages Directories and the solicitation of Directory Advertising and sales of advertising products in such White Pages Directories, in each case in the applicable Geographic Coverage Areas.

         (b) Licensee may sub-license its license to use the Publisher Marks under this Agreement to any Affiliate of Licensee and pursuant to Section 20.

         SECTION 2.        USE OF TRADEMARK. Other than the uses set forth in
Section 1, Licensee may not use the Publisher Marks in connection with any service or product or for any other purpose whatsoever. Licensee may not register any Internet domain names which contain or are similar to the Publisher Marks.

                                       2
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         SECTION 3.        COMPLIANCE WITH BRAND IDENTITY STANDARDS.

         (a) Licensee will conform to its "Brand Identity Standards" (as defined in the Trademark License Agreement) in connection with Licensee's use of the Publisher Marks. If there is an inconsistency between the terms of this Agreement and such Brand Identity Standards, the terms of this Agreement control. Licensee may modify the Brand Identity Standards at any time, in its sole discretion, and will deliver a copy of the revised Brand Identity Standards to Licensors promptly after making any such modifications. Licensee must comply at all times with the Brand Identity Standards delivered to Licensors from time to time for each Publisher Mark. In addition to the foregoing, Licensee must at all times use each Publisher Mark in a manner that will preserve and protect the goodwill, reputation and name of the Publisher Mark and of Licensor with respect to the Publisher Mark.

         (b) If Licensors reasonably believe that the business operated by Licensee, any Sprint LTD Directories, any other product or service offered in connection with Licensee's business, or any other advertising or materials associated with Licensee's business does not conform with the quality standards set forth in this Agreement, Licensors may notify Licensee of such non-conformance. Licensee will promptly cure each such non-conformance with respect to all Sprint LTD Directories that are printed following such notice.

         SECTION 4.        RESERVATION OF RIGHTS.

         (a) Licensors reserve the right to use the Publisher Marks or license their use to third parties in connection with any activities within or outside of the Service Areas that Licensors or their Affiliates are not prohibited from engaging in under the terms of the Directory Services License Agreement.

         (b) If and when Licensee acquires the right to use the Publisher Marks pursuant to Section 1, Licensors shall cease to use the Publisher Marks in any way which conflicts with Licensee's use of the Publisher Marks pursuant to
Section 1 in the applicable Geographic Coverage Areas, and use of the Publisher Marks will then be exclusive to Licensee in the applicable Geographic Coverage Areas for the term of this Agreement. Furthermore, any license to use the Publisher Marks granted by Licensors to third parties after the date of this Agreement will acknowledge and be subordinate to (if and when Licensee acquires the right to use the Publisher Marks pursuant to this Agreement) the license to use the Publisher Marks granted to Licensee in Section 1 in the applicable Geographic Coverage Areas.

         SECTION 5. CO-BRANDING. Licensee will not use any other trademark, service mark, phrase, word or symbol, whether owned by Licensee, its Affiliates or by third parties, in conjunction with the Publisher Marks, without first consulting with Licensors and obtaining Licensors' prior written approval, not to be unreasonably withheld, with respect to the use of the trademark, service mark, phrase, word or symbol.

                                       3
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         SECTION 6.        SIMILAR MARKS. Neither Licensee nor its Affiliates
may use:

         (a)      any trademark or phrase which is similar to any Publisher
Mark; or

         (b) any word, symbol, character, or set of words, symbols, or characters, which in any language would be identified as substantially the equivalent of a Publisher Mark.

         SECTION 7. PROPRIETARY RIGHTS; LEGENDS. Licensees' use of the Publisher Marks on the services and products authorized by this Agreement, shall include use of the notice of registration - (R) - one time on each good or service in a manner that is visible to the public.

         SECTION 8. PUBLISHER'S CORPORATE NAME. Licensee will not use any Publisher Mark in its corporate or business name, nor allow any of its Affiliates to use any Publisher Mark in their respective corporate or business names. Furthermore, Licensee and its Affiliates will not use any corporate or business name or any mark, logo or indicia that suggests in any manner that Licensee or any of its Affiliates is a subsidiary of or affiliated with Licensors. The Parties acknowledge that any use of the Publisher Marks by Licensee in accordance with Section 1 hereof will not violate this Section 8.

         SECTION 9. APPROVAL OF MATERIALS. On Licensors' reasonable request, Licensee will provide to Licensors for approval prior to distribution reasonable samples of material on which a Publisher Mark appears and Licensee agrees to modify any Sprint LTD Directory, packaging, labels, advertising and other material if the use of a Publisher Mark is not reasonably approved by Licensors. Licensee will provide to Licensors for review and approval representative samples of Licensee's proposed use of the Publisher Marks whenever such samples are not consistent with the Brand Identity Standards. In the event that Licensors do not notify Licensee within ten (10) days of its receipt of any such samples that it disapproves of Licensee's proposed use of the Publisher Marks, Licensors will be deemed to have approved of such use.

         SECTION 10.       RIGHTS TO THE PUBLISHER MARKS.

         (a) Interest in Publisher Marks. Licensee agrees that the Publisher Marks are proprietary to Licensors and nothing in this Agreement constitutes the grant of a general license for their use; rather, they may only be used in accordance with the terms and conditions of this Agreement. Licensors represent and warrant that they own all right, title and interest (including the goodwill) in and to the Publisher Marks to the extent that all right, title and interest (including the goodwill) in the Publisher Marks was owned by Licensors as of the date of this Agreement. In accepting this Agreement, Licensee acknowledges Licensors' ownership of the Publisher Marks, the goodwill connected with them and the validity of the Publisher Marks. Licensee acquires no right, title, or interest in the Publisher Marks or the goodwill associated with the Publisher Marks due to its use of the Publisher Marks, other than the right to use the Publisher Marks in accordance with the terms and conditions of this Agreement. Use of the Publisher Marks by Licensee and its Affiliates inures to the benefit of Licensors. Neither Licensee nor its Affiliates will attack the Publisher Marks in any manner whatsoever nor assist anyone in attacking the Publisher Marks.

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         (b)      Registration of Marks. Licensee agrees that neither they nor their Affiliates will make any application to register the Publisher Marks; nor use, license or attempt to register any confusingly similar trademark, service mark, trade name or derivation; during and after expiration or termination of this agreement. Licensee will not and neither will any of its Affiliates adopt, use, file for registration, or register any trademark, service mark, or trade name that is similar to any Publisher Mark or results in a likelihood of confusion with a Publisher Mark.

         SECTION 11. TERMINATION OR EXPIRATION OF AGREEMENT. This Section 11 survives the termination or expiration of this Agreement. On termination or expiration of this Agreement all rights granted to Licensee under this Agreement in and to the Publisher Marks, together with any interest in and to the Publisher Marks which Licensee may have or may have acquired pursuant to this Agreement or otherwise, will forthwith, without further act or instrument, be assigned to and revert to Licensors. In addition, Licensee will execute any reasonable instruments prepared at the sole expense of and requested by Licensors that are necessary to accomplish or confirm the foregoing. Licensee will destroy all materials in Licensee's possession which contain the Publisher Marks within a reasonable period after the termination or expiration of the Agreement, provided that Licensee will be permitted to produce, publish and distribute White Pages Directories and Yellow Pages Directories containing the Publisher Marks which have a WHOA Date preceding the date of the termination or expiration of this Agreement and provided further that Licensee will not be required to recall any White Page Directories or Yellow Page Directories containing the Publisher Marks published prior to the date of termination or expiration of this Agreement. Licensee will refrain from further use of or reference to the Publisher Marks, or any other trademark, service mark, trade name, design or logo that is confusingly similar to the Publisher Marks. Licensee acknowledges and admits that there would be no adequate remedy at law for their failure to cease use of the Publisher Marks upon termination of this Agreement. Licensee agrees that, in the event of such failure, Licensors will be entitled to seek equitable relief by the way of temporary, preliminary and permanent injunction and seek further relief as any court with jurisdiction may deem just and proper.

         SECTION 12.       INFRINGEMENT.

         (a) Notice of Infringement. Licensors and Licensee will promptly notify each other of any infringement of a Publisher Mark that comes to their attention. Licensors may take such action as they determine may be required to terminate the infringement. If Licensors decide that action should be taken, Licensors may take the action either in their own name or, alternatively, Licensors may authorize Licensee to initiate the action in Licensee's names, at Licensors' sole cost and expense.

         (b) Defense by Licensee. If Licensors do not decide to take any action within thirty (30) days of its notification of the infringement, Licensee may notify Licensors in writing of its intention to prosecute the action at its own expense. Licensors will have twenty (20) days in which to respond to Licensee regarding their planned action in response to the notification, which action shall be in Licensors' reasonable discretion. If the response does not entail Licensors

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responding to the infringement, or if Licensors fail to respond to Licensee within the twenty (20) day period, Licensee will be entitled to undertake the action at Licensee's expense. Licensors and Licensee will keep each other apprised of all material developments in the case and will make no settlement of the action that could impair the goodwill or reputation of the Publisher Marks.

         (c) Cooperation. Each Party agrees to cooperate fully with the other Party to whatever extent necessary to prosecute any action, with all expenses being borne by the Party bringing the action, or shared equally, if the Parties agree to both prosecute the action.

         (d) Damages. Regardless of which Party prosecutes a Publisher Mark infringement claim, the damages recovered by the Parties will first be used to reimburse the expenses on a pro rata basis that each Party incurred in pursuing the prosecution. Expenses shall include time spent by in-house lawyers in managing and pursuing the prosecution. If there are recovered damages in excess of expenses then such recovered damages will be allocated between the Parties in accordance with the damage suffered by each. The provisions of this Section 12 will not be construed as limiting the rights of either Party to recover damages from, or to exercise any other right or remedy against, any third parties in respect of any other claim that either Party may have against the third parties.

         SECTION 13. FURTHER PROTECTION. At the reasonable request of Licensors and at Licensors' sole expense, Licensee will execute any papers or documents necessary to protect the rights of Licensors in the Publisher Marks and execute and deliver the other documents as may be reasonably requested by Licensors.

         SECTION 14. TERM. This Agreement will terminate on the date on which the Initial Term would expire under the Directory Services License Agreement without early termination by either party, provided, that if Renewal Terms are adopted under the Directory Services License Agreement, this Agreement will terminate on the date on which the last Renewal Term would expire without early termination by either party.

         SECTION 15.       TERMINATION.

         (a)      By Licensors.

                  (i) If Licensee (i) materially breaches its obligations under this Agreement and fails to cure such material breach within ninety (90) days after Licensors provide written notice to Licensee of such breach, or (ii) repeatedly and materially breaches its obligations under this Agreement, then Licensors may, upon written notice to Licensee, in addition to all other rights and remedies Licensors may have under law or pursuant to this Agreement, terminate this Agreement.

                  (ii) In the event Licensors terminate the Directory Services License Agreement pursuant to Section 8.6 of the Directory Services License Agreement, Licensors may upon written notice to Licensee terminate this Agreement.

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         (b)      By Licensee. If Licensors (i) materially breach their
obligations under this Agreement and fail to cure such material breach within ninety (90) days after Licensee provides written notice to Licensors of such breach, or (ii) repeatedly and materially breach their obligations under this Agreement, then Licensee may, upon written notice to Licensors, in addition to all other rights and remedies Licensee may have under law or pursuant to this Agreement, terminate this Agreement.

         SECTION 16.       INDEMNIFICATION.

         (a) Licensee Indemnity. Licensee will defend, hold harmless and indemnify Licensors and each of their Affiliates, officers, directors, shareholders, employees, contractors, agents and representatives from and against any and all losses, damages, claims, demands, suits, liabilities, fines, penalties, costs, obligations, settlement payments, awards, judgments, deficiencies or other charges ("Losses") and any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified under the Agreement ("Expenses") arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party, whether based on contract, tort or otherwise, arising out of or in connection with: (i) any breach of this Agreement by Licensee and (ii) the use of the Publisher Marks by Licensee in violation of this Agreement.

         (b) Licensors Indemnity. Licensors will defend, hold harmless and indemnify Licensee and each of its Affiliates, officers, directors, shareholders, employees, contractors, agents and representatives from and against any and all Losses and Expenses arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party, whether based on contract, tort or otherwise, arising out of or in connection with (i) any breach of this Agreement by Licensors and (ii) the use of the Publisher Marks by Licensee in accordance with the terms of this Agreement.

         (c) Procedure. Promptly after receipt by the indemnified party of notice by a third party of a claim or of the commencement of any action or proceeding with respect to which such indemnified party may be entitled to receive payment from the other party for any Losses or Expenses, such indemnified party will notify the indemnifying party of the notice of such claim or of the commencement of such action or proceeding; provided, however, that the failure to so notify the indemnifying party will relieve the indemnifying party from liability under this Agreement with respect to such claim, action or proceeding only if, and only to the extent that, such failure to notify the indemnifying party results in the forfeiture by the indemnifying party of rights and defenses otherwise available to the indemnifying party with respect to such claim, action or proceeding. The indemnifying party will have the right, upon written notice delivered to the indemnified party within thirty (30) days thereafter assuming formal responsibility for any Losses and Expenses resulting from such claim, action or proceeding, to assume the defense of such claim, action or proceeding, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of the fees and disbursements of such counsel. In any claim, action or proceeding with respect to which indemnification is being sought hereunder, the

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indemnified party or the indemnifying party, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such party's own expense. The indemnifying party or the indemnified party, as the case may be, will at all times use reasonable efforts to keep the indemnifying party or the indemnified party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action. If the indemnifying party has assumed the defense of a claim, action or proceeding, no indemnified party may settle or compromise such matter or consent to the entry of any judgment with respect to such matter without the prior written consent of the indemnifying party. An indemnifying party may not, without the prior written consent of the indemnified party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless
(i) simultaneously with the effectiveness of such settlement, compromise or consent, the indemnifying party pays in full any obligation imposed on the indemnified party by such settlement, compromise or consent (ii) such settlement, compromise or consent contains a complete release of the indemnified party and its Affiliates and their respective directors, officers and employees and (iii) such settlement, compromise or consent does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the indemnified party or any of the indemnified party's Affiliates. In the event an indemnified party will claim a right to payment pursuant to this Agreement not involving a third party claim covered by Section 16, such indemnified party will send written notice of such claim to the appropriate indemnifying party. Such notice will specify the basis for such claim. As promptly as possible after the indemnified party has given such notice, such indemnified party and the appropriate indemnifying party will establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five business days of the final determination of the merits and amount of such claim, the indemnifying party will pay to the indemnified party immediately available funds in an amount equal to such claim as determined hereunder.

         SECTION 17.       DISPUTE RESOLUTION.

         (a) Option to Negotiate Disputes. Other than a suit for injunctive relief to maintain the status quo, to stop an ongoing violation of this Agreement or to prevent a threatened violation of this Agreement, in the event of any dispute arising between the Parties in connection with the interpretation or performance of this Agreement, before either Party may initiate a formal proceeding in any tribunal, including arbitration or judicial proceedings, the Parties will negotiate in good faith to resolve such dispute amicably after receipt by the allegedly breaching Party of written notice of a dispute, stating the specific nature of the claimed breach and the specific nature of, and period for, the cure allegedly required, sent by the other Party in the manner set forth in Section 20. Within ten (10) days after delivery of the notice, representatives of the Parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute by the respective representatives of the Parties within the time frames and escalation process set forth below:

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
                       LICENSOR (TITLE)                      LICENSEES (TITLE)
---------------------------------------------------------------------------------------------
WITHIN 10 DAYS      GENERAL COUNSEL               VICE PRESIDENT -- LAW, MARKETING AND SALES
---------------------------------------------------------------------------------------------
WITHIN 20 DAYS      CHIEF FINANCIAL OFFICER       VICE PRESIDENT -- BUSINESS PLANNING AND
                                                  DEVELOPMENT
---------------------------------------------------------------------------------------------
WITHIN 30 DAYS      CHIEF EXECUTIVE OFFICER       PRESIDENT - LTD
---------------------------------------------------------------------------------------------

         If a Party intends to be accompanied at a meeting by an attorney, the other Party will be given at least two business days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this
Section 16(a) are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.

         (b) Other than a dispute for injunctive relief to maintain the status quo, to stop an ongoing violation of this Agreement or to prevent a threatened violation of this Agreement, any dispute between the Parties that is not resolved in accordance with the informal notice of breach provisions set forth in Section 16(a) and remains disputed by the Party alleged to have been in breach, shall be resolved by arbitration using the arbitration procedures set forth in this Section 16(b). In such event, either Party may serve a demand for arbitration in accordance with the Center for Public Resources Non-Administered Arbitration Rules ("Arbitration Rules") in which, in addition to any other requirements of the Arbitration Rules, the Party serving the demand states the specific nature of the claimed breach and the specific nature of, and period for, the cure allegedly required, and demands a determination by the arbitrators of the Parties' respective rights together with any other relief sought. Three arbitrators shall be chosen, and the proceedings shall be conducted in New York, New York generally in accordance with the Arbitration Rules, provided that (i) the Parties shall choose three arbitrators through a self-administered process of striking names from a list of potential arbitrators and shall not employ the method provided for in the Arbitration Rules; (ii) the rules of evidence employed in federal courts at the time shall apply; and (iii) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure. Any arbitration will be subject to the governing law provision set forth in Section 16(c) of this Agreement. If any interim or conservatory measures have been issued by a court or other tribunal, the arbitration tribunal shall not be bound by such interim or conservatory decision or measures when rendering its decision. The decision of the arbitrators will be final and binding upon the Parties to the maximum extent permitted under applicable law, and a final judgment may be entered on the award in any court of competent jurisdiction.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         (d) Attorneys' Fees. The prevailing Party in any formal dispute will be entitled to reasonable attorneys' fees and costs, including reasonable expert fees and costs. This provision

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will not apply if the prevailing Party rejected a written settlement offer that exceeds the prevailing Party's recovery.

         (e) Cumulative Remedies. No right or remedy in this Agreement conferred upon or reserved to any Party is intended to be exclusive of any other right or remedy, and each and every right and remedy will be cumulative and in addition to any other right or remedy under this Agreement or under applicable law, whether now or hereafter existing. The Parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with its terms and that the Parties will be entitled to seek specific performance in addition to any other remedy to which they are entitled at law or equity.

         SECTION 18. ASSIGNMENT. Neither Party may assign all or any of its rights or obligations under the Agreement without the prior written consent of the other Party, except that either Party may assign all of its rights and obligations under the Agreement (a) in connection with a sale of all or substantially all of its assets or by merger if the purchaser assumes in writing all of the assigning Party's rights and obligations under this Agreement in a form reasonably acceptable to the other Party or (b) to (i) any of its Affiliates or (ii) any lender or any other party as collateral in connection with any financing provided that no such assignment permitted by this clause (b) will relieve such Party of any of its obligations under this Agreement.

         SECTION 19. RELATIONSHIP. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between any Licensor and Licensees, franchiser - franchisee, or to make any Licensor or Licensees partners, joint venturer or co-employer of the other, or result in joint service offerings to their respective customers.

         SECTION 20. SUBCONTRACTORS. Notwithstanding the prohibition on transferability set forth in Section 1, any Party may subcontract with third parties or Affiliates of such Party for the performance of any of such Party's obligations which require the use of the Publisher Marks. If any obligation is performed for either Party through a subcontractor, such Party will remain fully responsible for the performance of its obligations under this Agreement in accordance with its terms and such Party will be solely responsible for payments due to its subcontractors. No contract, subcontract or other agreement entered into by either Party with any third party in connection with the provision of services utilizing the Publisher Marks will provide for any indemnity, guarantee or assumption of liability by, or other obligation of, the other Party with respect to such arrangement, except as consented to in writing by the other Party. No subcontractor will be deemed a third party beneficiary for any purposes under this Agreement.

         SECTION 21. NOTICES. Any notice required or permitted under this Agreement will be in writing and will be hand-delivered, sent by confirmed facsimile or mailed by overnight express mail. Notice will be deemed to have been given when such notice is received. Addresses for notices are as follows:

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                  If to Licensor:

                           Sprint Corporation
                           6200 Sprint Parkway
                           Overland Park, KS 66251
                           KSOPHF 0202 - 2B579
                           Attention: Vice President, Business Planning &
                                      Development- LTD
                           Facsimile: 913-794-0141

                  With a copy to:

                           Sprint Corporation
                           6200 Sprint Parkway
                           Overland Park, KS 66251
                           KSOPHF 0302 - 3B679
                           Attention: Legal - Corporate Secretary
                           Facsimile: 913-794-0144

                  If to Licensees:

                           R.H. Donnelley Corporation
                           One Manhattanville Road
                           Purchase, New York 10577
                           Attention: General Counsel
                           Facsimile: 914-933-6844

or at such other address as either Party may provide to the other by written notice.

         SECTION 22. INDEPENDENT CONTRACTOR. The relationship between the Parties is that of an independent contractor. Each Party will be solely responsible for such Party's employees, including compliance with all employment laws, regulations, and rules and payment of wages, benefits and employment taxes such as Social Security, unemployment, workers compensation and federal and state withholding with respect to such employees.

         SECTION 23. ENTIRE AGREEMENT. This Agreement, the Directory Services License Agreement, the Non-Competition Agreement, the Subscriber Listings Agreement, and the Publisher Trademark License Agreement constitute the entire understanding and agreement of the Parties concerning the subject matter of this Agreement, and supersede any prior agreements, representations, statements, understandings, proposals, undertakings or negotiations, whether written or oral, with respect to the subject matter expressly set forth in this Agreement.

         SECTION 24. SEVERABILITY. If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity will not invalidate the entire

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Agreement, unless such construction would be unreasonable. This Agreement will be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party will be construed and enforced accordingly, except that in the event such invalid or unenforceable provision or provisions are essential elements of this Agreement and substantially impair the rights or obligations of either Party, the Parties will promptly negotiate in good faith a replacement provision or provisions.

         SECTION 25. FORCE MAJEURE. Neither Party will be liable for any delay or failure in performance of any part of this Agreement caused by a Force Majeure condition, including acts of God, a public enemy or terrorism, fires, floods, freight embargoes, earthquakes, volcanic actions, wars (whether against a nation or otherwise), civil disturbances or other similar causes beyond the reasonable control of the Party claiming excusable delay or other failure to perform (a "Force Majeure"). If any Force Majeure condition occurs, the Party whose performance fails or is delayed because of such Force Majeure condition will give prompt notice to the other Party, will use commercially reasonable efforts to perform in spite of the Force Majeure condition and upon cessation of such Force Majeure condition will give like notice and commence performance under the Agreement as promptly as reasonably practicable.

         SECTION 26. NO THIRD PARTY BENEFICIARIES. This Agreement is intended solely for the benefit of the Parties, and no third-party beneficiaries are created by this Agreement. This Agreement does not provide and should not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action or other privilege.

         SECTION 27. BINDING EFFECT. This Agreement will be binding on and inure to the benefit of the Parties, and their respective successors and permitted assigns.

         SECTION 28. WAIVERS. No waiver of any provision of this Agreement, and no consent to any default under this Agreement, will be effective unless the same is in writing and signed by an officer of the Party against whom such waiver or consent is claimed. In addition, no course of dealing or failure of a Party strictly to enforce any term, right or condition of this Agreement will be construed as a waiver of such term, right or condition. Waiver by either Party of any default by the other Party will not be deemed a waiver of any subsequent or other default.

         SECTION 29. HEADINGS. The headings and numbering of sections and paragraphs in this Agreement are for convenience only and will not be construed to define or limit any of the terms in this Agreement or affect the meaning or interpretation of this Agreement.

         SECTION 30. SURVIVAL. Any liabilities or obligations of a Party for acts or omissions occurring prior to the cancellation or termination of this Agreement and any obligations of a Party under any other provisions of this Agreement which, by their terms, are contemplated to survive (or be performed after) termination of this Agreement (subject to any time limitations specified therein) will survive the cancellation or termination of this Agreement.

         SECTION 31. MODIFICATIONS. No amendments, deletions, additions or other modifications to this Agreement will be binding unless evidenced in writing and signed by an

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officer of each of the respective parties hereto.

         SECTION 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement. This Agreement will become effective when one or more counterparts have been signed by each and delivered to the other Party, it being understood that the Parties need not sign the same counterpart.

         SECTION 33. CONFLICT. In the event of any conflict between this Agreement and the provisions of the Directory Services License Agreement, the provisions of the Directory Services License Agreement will control.

         SECTION 34. COMPLIANCE WITH LAWS/REGULATIONS. Each Party will comply with all federal, state, and local laws, regulations, rules, ordinances and orders relating to the performance of its obligations and the use of services provided under this Agreement, including any rulings, modifications, regulations or orders of the Federal Communications Commission and/or any applicable state utility commission to the extent this Agreement is subject to the jurisdiction of such regulating authority.

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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

LICENSORS:

R.H. DONNELLEY PUBLISHING &
ADVERTISING, INC. (f/k/a Sprint             R.H. DONNELLEY DIRECTORY COMPANY
Publishing & Advertising, Inc.)             (f/k/a Centel Directory Company)

By: /s/ ROBERT J. BUSH                      By: /s/ ROBERT J. BUSH
   ---------------------------------           ---------------------------------

Name:  Robert J. Bush                       Name:  Robert J. Bush

Title: Vice President and Secretary         Title: Vice President and Secretary

LICENSEE:

SPRINT CORPORATION

By: /s/ CHARLES WUNSCH
   ---------------------------------

Name:  Charles Wunsch

Title: Assistant Vice President